Exhibit 3.115

[SEAL]

ARTICLES OF INCORPORATION

OF

REM-Ohio Residential Services, Inc.

THE UNDERSIGNED, desiring to form a corporation for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, does hereby certify:

FIRST:  The name of said corporation shall be REM-Ohio Residential Services, Inc.

SECOND:  The place in the State of Ohio where its principal office is to be located is Cleveland, in Cuyahoga County.

THIRD:  The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio.

FOURTH:  The authorized number of shares of the corporation is One Thousand (1,000) voting common shares.  The common stock of this corporation shall have a par value of one cent per share.

FIFTH:  The amount of stated capital with which the corporation will begin business is One Thousand Dollars ($1,000.00).

SIXTH:  The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the corporation, or of the directors, or of all of the shareholders:

The board of directors is expressly authorized to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created, and to purchase on behalf of the corporation any shares issued by it to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital.

The corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et seq. of the Revised Code of Ohio.

Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the corporation.

Any amendments to the articles of incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

SEVENTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner now or hereafter prescribed by Sections 1701-01 et seq. of the Revised Code of Ohio, and all the rights conferred upon shareholders herein are granted subject to this reservation.

Shareholders shall have no rights, preemptive or otherwise to acquire any part of any unissued shares or other securities of this corporation before the corporation may offer them to other persons.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 20th day of March, 1987.

/s/ Ellen W. McVeigh
Ellen W. McVeigh

Form AGO August 19??
Prescribed by Sherrod Brown
Secretary of State

[SEAL]  Original Appointment of Statutory Agent

The undersigned being at least a majority of the incorporators of      REM-Ohio Residential Services, Inc.,

(Name of Corporation)

hereby appoint C T CORPORATION SYSTEM to be statutory agent upon whom any process notice or demand required

(Name of Agent)

or permitted by statute to be served upon the corporation may be served.

The complete address of the agent is:  815 Superior Avenue, N. E.

(Street)

Cleveland	Cuyahoga	County, Ohio	44114
(City or Village)			(Zip Code)

Date: March 20, 1987	/s/ Ellen W. McVeigh
(Incorporation)

Ellen W. McVeigh
(Incorporator)

Instructions

1)             Profit and non-profit articles of Incorporation must be accompanied by an original appointment of agent. R.C. 1701.04(C), 1702.04(C).

2)             The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent. R.C. 1701.07(A), 1702.06(A).

3)             The agent’s complete street address must be given a post office box number is not acceptable. R.C. 1701.07(C), 1702.06(C).

4)             An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B).

OC ID	200024400796

[SEAL]	Prescribed by J. Kenneth Blackwell	Expedite this form

Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service.

☐ Yes

Central Ohio: (614)-466-3910 Toll Free:1-877-SOS-FILE (1-877-767-3453)

CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS TO ARTICLES OF

REM-Ohio Residential Services, Inc.
(Name of Corporation)

697647
(charter number)

Craig R. Miller, who is the Vice President and Secretary
(name)	(title)

of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

☐            a meeting of the shareholders was duly called and held on                   , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise          % of the voting power of the corporation.

☒            in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

RESLOVED, that Article I of the Articles of Incorporation, of the Corporation, be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM Ohio Residential Services, Inc.

FURTHER RESOLVED, that this Amendment to the Articles of Incorporation of the Corporation shall be effective as of the 1st of August, 2000.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed his name on July 12, 2000

(his/her)                                                   (date)

Signature:	/s/ Craig R. Miller

Title:	Vice President and Secretary

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OC ID	200035406355

[SEAL]	Prescribed by J. Kenneth Blackwell	Expedite this form

Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the bottom of this form).To obtain the Forms Inventory List or for assistance, please call Customer Service.

☐ Yes

Central Ohio: (614)-466-3910 Toll Free:1-877-SOS-FILE (1-877-767-3453)

CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS TO ARTICLES OF

REM-Ohio Residential Services, Inc.
(Name of Corporation)

697647
(charter number)

, who is the
(name)	(title)

of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

☐            a meeting of the shareholders was duly called and held on                          , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise            % of the voting power of the corporation.

☒            in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

The name of this corporation shall be  REM Ohio, Inc.

IN WITNESS WHEREOF, the above officer, acting for and on behalf of the corporation, has hereunto subscribed his name on 10-27-00

(his/her)                                         (date)

Signature:	/s/ Thomas E. Miller

Title:	President

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